UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2008

CryoCor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51410	33-0922667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9717 Pacific Heights Boulevard San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 909-2200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 8, 2008, the Board of Directors of CryoCor, Inc., or CryoCor, approved the following restricted stock bonus awards for the following named executive officers: (i) a restricted stock bonus award representing 300,000 shares of CryoCor’s common stock to Edward F. Brennan, Ph.D., CryoCor’s Chief Executive Officer; and (ii) a restricted stock bonus award representing 100,000 shares of CryoCor’s common stock to Gregory J. Tibbitts, CryoCor’s Vice President, Finance and Chief Financial Officer. The above restricted stock bonus awards were issued in exchange for the cancellation of certain stock options held by Dr. Brennan and Mr. Tibbitts covering 375,000 shares and 100,000 shares, respectively.

The Board of Directors exchanged these stock options and issued the restricted stock bonus awards as a retention mechanism to attempt to help ensure that Dr. Brennan and Mr. Tibbitts remain employed with CryoCor. One-fourth of the shares subject to the above restricted stock bonus awards will vest on the first anniversary of the date of grant and one-sixteenth of such shares will vest quarterly thereafter over the following three years. The vesting of such shares will accelerate in full upon a change in control of CryoCor.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CryoCor, Inc.

By:	/s/ Gregory J. Tibbitts
Gregory J. Tibbitts
Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: April 14, 2008